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                                                                   Exhibit 99.1

                             W. P. CAREY & CO. LLC

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of W. P. Carey & Co. LLC (the
"Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    William Polk Carey              /s/    Gordon F. DuGan
       ----------------------------           ---------------------------

       William Polk Carey                     Gordon F. DuGan
       Chairman                               President
       (Co-Chief Executive Officer)           (Co-Chief Executive Officer)

       11/11/2002                             11/11/2002
       ----------                             ----------
       Date                                   Date